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                                                                   Exhibit 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" included in the Registration Statement (Form S-8 No. 333-03409) incorporated by reference in this Registration Statement (Form S-8) pertaining to the McDonald's Corporation 1992 Stock Ownership Incentive Plan and to the incorporation by reference therein of our report dated January 26, 2000, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



Chicago, Illinois
May 11, 2000